Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Record Quarterly Earnings of

$15.3 Million in First Full Quarter with Royal Bank,

Driven by $7.1 Million Increase in Net Interest Income

and Strong Noninterest Revenues, Declares $0.22 Dividend

BRYN MAWR, Pa., April 19, 2018 – Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”) today reported net income of $15.3 million, or $0.75 diluted earnings per share for the three months ended March 31, 2018, as compared to a net loss of $6.2 million, or $(0.35) diluted loss per share, for the three months ended December 31, 2017, and $9.0 million, or $0.53 diluted earnings per share, for the three months ended March 31, 2017.

On a non-GAAP basis, core net income, which excludes due diligence and merger-related expenses, income tax charges related to re-measurement of net deferred tax assets, and certain other non-core income and expense items, as detailed in the appendix to this earnings release, was $19.3 million, or $0.94 diluted earnings per share, for the three months ended March 31, 2018, as compared to $11.3 million, or $0.63 diluted earnings per share, for the three months ended December 31, 2017, and $9.4 million, or $0.55 diluted earnings per share, for the three months ended March 31, 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We are pleased with the solid results posted in the first quarter. Our merger with Royal Bank, which closed at the end of 2017, has already begun to have a significant impact on our bottom line,” stated Frank Leto, President and Chief Executive Officer. “We successfully completed the combination of our banking systems in late February, and with all branch locations now operating under the BMT banner, we are able to offer an expanded range of financial solutions to clients from both institutions,” continued Mr. Leto.

“The strong results we witnessed this quarter included increases in net interest income, wealth management fees, insurance revenues and other operating income, along with the reduced income tax burden as a result of the Tax Cuts and Jobs Act,” added Mr. Leto, continuing, “We are excited about the savings and additional capital that the Tax Reform legislation has and will continue to create. We intend to put some of these benefits to work through investments in our businesses, team members, and the communities we serve. We are actively evaluating investments to further our private banking strategy, enhance our systems to improve client experience and advance the development of our operating platform, all with the goal of increasing shareholder value by positioning ourselves for future growth and performance.”

The Board of Directors of the Corporation declared a quarterly dividend of $0.22 per share, payable June 1, 2018 to shareholders of record as of May 1, 2018.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – First Quarter 2018 Compared to Fourth Quarter 2017

●

Net income for the three months ended March 31, 2018 was $15.3 million, as compared to a net loss of $6.2 million for the three months ended December 31, 2017. The primary cause of the net loss in the fourth quarter of 2017 was the $15.2 million income tax charge related to the re-measurement of net deferred tax assets as a result of the Tax Cuts and Jobs Act (“Tax Reform”). Aside from the decrease in income tax expense, net interest income for the three months ended March 31, 2018 increased by $7.1 million, as the loans and leases acquired in the Royal Bank merger contributed to the $8.4 million increase in interest on loans and leases. In addition to the increase in net interest income, fees for wealth management services, commissions and fees from our insurance division, net gain on sale of other real estate owned and other operating income increased by $334 thousand, $183 thousand, $268 thousand and $2.8 million, respectively, for the three months ended March 31, 2018, as compared to the three months ended December 31, 2017.

On a non-GAAP basis, core net income, which excludes the above Tax Reform-related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $19.3 million, or $0.94 per diluted share for the three months ended March 31, 2018, as compared to $11.3 million or $0.63 per diluted share for the fourth quarter of 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

●

Net interest income for the first quarter of 2018 increased $7.1 million, or 23.5%, over the linked quarter ended December 31, 2017. Average interest-earning assets increased $515.5 million, primarily as a result of the loans and leases acquired from Royal Bank. Average loans and leases increased $486.0 million between the fourth quarter of 2017 and the first quarter of 2018. The increase in interest-earning assets was accompanied by a $457.6 million increase in interest-bearing liabilities, which was also largely the result of interest-bearing deposits and junior subordinated debentures acquired from Royal Bank and the $70 million of subordinated notes issued in December 2017.

●

Tax-equivalent net interest income for the three months ended March 31, 2018 was $37.5 million, an increase of $7.0 million over the linked quarter, driven by the assets and liabilities acquired from Royal Bank as well as a $2.7 million increase in the accretion of purchase accounting fair value marks between the quarters.

Tax-equivalent interest and fees on loans and leases for the three months ended March 31, 2018 increased $8.4 million over the linked quarter. Average loans and leases for the three months ended March 31, 2018 increased $486.0 million over the previous quarter and experienced a 44 basis point increase in tax-equivalent yield.

Average available for sale investment securities increased by $31.2 million over the linked quarter, and experienced a 12 basis point tax-equivalent yield increase. The increase in volume and yield on available for sale investment securities resulted in a $254 thousand increase in tax-equivalent interest income for the first quarter of 2018 as compared to the fourth quarter of 2017. The majority of the investment portfolio acquired from Royal Bank was sold immediately following the close of the merger and did not impact interest income from available for sale investment securities.

Interest expense on deposits for the three months ended March 31, 2018 increased $733 thousand over the linked quarter. Average interest-bearing deposits increased $404.3 million accompanied by a five basis point increase in the rate paid on deposits. The increase in average interest-bearing deposits was largely related to the deposits acquired from Royal Bank.

Average subordinated notes for the three months ended March 31, 2018 increased $54.6 million over the linked quarter with the rate paid increasing by two basis points to 4.71%. The increase was primarily related to the $70 million of 4.25% fixed-to-floating subordinated notes issued on December 13, 2017. Average junior subordinated debentures for the three months ended March 31, 2018 increased $21.4 million over the linked quarter as the Corporation acquired $21.4 million of floating rate junior subordinated debentures currently at an effective rate of 5.45% from the Royal Bank merger. The volume increase in both borrowing types resulted in an increase in interest expense on subordinated notes and junior subordinated debentures of $625 thousand and $242 thousand, respectively, on a linked-quarter basis.

●

The tax-equivalent net interest margin was 3.94% for the first quarter of 2018 as compared to 3.62% for the fourth quarter of 2017. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.62% and 3.58% for the first quarter of 2018 and fourth quarter of 2017, respectively, an increase of four basis points.

●

Noninterest income for the three months ended March 31, 2018 of $19.5 million increased $4.0 million from the fourth quarter of 2017. Items contributing to the increase included a $2.8 million increase in other operating income comprised primarily of a $2.3 million recovery of the purchase accounting fair value mark that had been recorded on a purchased credit impaired loan acquired from Royal Bank, which paid off, in full, during the first quarter of 2018. A $334 thousand increase in fees for wealth management services, a $183 thousand increase in insurance revenue and a $268 thousand increase in net gain on sale of other real estate owned were also recorded during the quarter.

●

Noninterest expense for the three months ended March 31, 2018 increased $5.0 million, to $36.0 million, as compared to $31.0 million for the fourth quarter of 2017. The increase on a linked-quarter basis was related to increases of $2.4 million in salaries and wages, $991 thousand in employee benefits and $402 thousand in occupancy and bank premises, all of which were directly related to the staff and facilities additions from the Royal Bank merger. In addition, due diligence, merger-related and merger integration expenses increased $812 thousand on a linked-quarter basis. While much of the merger-related expenses associated with the Royal Bank merger were recorded at the time of the merger, certain expenses incurred in connection with the banking system conversion, contract terminations and lease terminations are recorded as they are incurred.

●

For the three months ended March 31, 2018, net loan and lease charge-offs totaled $893 thousand, as compared to $556 thousand for the fourth quarter of 2017. The provision for loan and lease losses (the “Provision”) for the three months ended March 31, 2018 was $1.0 million, a $47 thousand decrease from $1.1 million for the fourth quarter of 2017. The credit quality of the loan and lease portfolio remains stable, with the increase in the allowance for loan and lease losses (the “Allowance”) largely related to the organic growth of the portfolio. Nonperforming loans as of March 31, 2018 totaled $7.5 million, a decrease of $1.0 million from December 31, 2017.

●

Income tax expense for the first quarter of 2018 decreased $15.3 million as compared to the fourth quarter of 2017. Included in tax expense for both the fourth quarter of 2017 and the first quarter of 2018 were discrete tax charges of $15.2 million and $590 thousand, respectively, related to the re-measurement of net deferred tax assets as a result of Tax Reform. Excluding these discrete income tax charges related to Tax Reform, the effective tax rate for the first quarter of 2018 was 20.3% as compared to 34.5% for the fourth quarter of 2017.

Results of Operations – First Quarter 2018 Compared to First Quarter 2017

●

Net income for the three months ended March 31, 2018 was $15.3 million, or $0.75 diluted earnings per share, as compared to $9.0 million, or diluted earnings per share of $0.53 for the same period in 2017. Contributing to the $6.2 million increase in net income was a $10.0 million increase in net interest income and increases of $1.0 million, $930 thousand, $666 thousand and $3.2 million in fees for wealth management services, insurance commissions, capital markets revenue and other operating income, respectively. These increases were partially offset by increases of $3.5 million, $1.2 million and $524 thousand in salaries and wages, employee benefits and occupancy and bank premises expenses, respectively. These cost increases were primarily related to the addition of the Royal Bank staff and branch infrastructure and, to a lesser extent, the addition of Hirshorn Boothby in May 2017 and the establishment of our Capital Markets group in the second quarter of 2017. Also contributing to the net income increase was the reduction in our effective income tax rate as a result of Tax Reform, which decreased from 33.9% for the three months ended March 31, 2017 to 23.3% for the same period in 2018. Included in the rate for the first quarter of 2018 was the effect of a discrete tax charge related to the re-measurement of net deferred tax assets, associated with Tax Reform. Excluding this discrete item, the effective rate for the first quarter of 2018 was 20.3%.

On a non-GAAP basis, core net income, which excludes the above Tax Reform-related income tax charges, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $19.3 million, or $0.94 per diluted share for the three months ended March 31, 2018 as compared to $9.4 million, or $0.55 per diluted share for the same period in 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

●

Tax-equivalent net interest income for the three months ended March 31, 2018 was $37.5 million, an increase of $9.9 million over the same period in 2017. Contributing to the increase was a $2.3 million increase in the accretion of purchase accounting fair value marks between the first quarters of 2018 and 2017.

Tax-equivalent interest and fees on loans and leases increased $12.1 million for the three months ended March 31, 2018 as compared to the same period in 2017. Average loans and leases for the first quarter of 2018 increased $735.5 million from the same period in 2017 and experienced a 48 basis point increase in tax-equivalent yield. Excluding the effect of the accretion of purchase accounting fair value marks on loans and leases, the adjusted tax-equivalent yield on loans and leases increased by 27 basis points between the first quarters of 2017 and 2018. The increases in short-term rates during 2017 and 2018 contributed to the increase in tax-equivalent yield on loans. The increase in average loans and leases for the first quarter of 2018 as compared to the same period in 2017 was related to the loans and leases acquired in the Royal Bank merger which initially increased loans and leases by $567.3 million, as well as organic loan growth during the period.

Average available for sale investment securities increased by $133.5 million for the three months ended March 31, 2018 as compared to the same period in 2017, and experienced a 26 basis point tax-equivalent yield increase. The increase in volume and yield on available for sale investment securities resulted in a $958 thousand increase in tax-equivalent interest income on available for sale investment securities for the first quarter of 2018 as compared to the same period in 2017.

Partially offsetting the effect on interest income associated with the increase in average loans and leases and available for sale investment securities was a $1.6 million increase in interest expense on deposits for the first quarter of 2018 as compared to the same period in 2017. Average interest-bearing deposits increased by $583.3 million, accompanied by an 18 basis point increase in rate paid between the first quarters of 2018 and 2017. The increase in average interest-bearing deposits between the first quarters of 2018 and 2017 was largely related to the interest-bearing deposits assumed in the Royal Bank merger, which initially totaled $494.8 million.

In addition to the increased interest expense on deposits, a $467 thousand increase in interest expense on long- and short-term borrowings between the periods was attributed to a $66.3 million increase in average long- and short-term borrowings coupled with a 153 basis point increase in rate paid on long- and short-term borrowings for the three months ended March 31, 2018 as compared to the same period in 2017.

Average subordinated notes for the three months ended March 31, 2018 increased $68.9 million as compared to the same period in 2017 with the rate paid decreasing by 37 basis points to 4.71% for the three months ended March 31, 2018. The volume increase in subordinated notes was the result of the December 13, 2017 issuance of $70 million ten-year, 4.25% fixed-to-floating subordinated notes. Average junior subordinated debentures for the three months ended March 31, 2018 increased $21.4 million compared to the same period in 2017 as the Corporation acquired $21.4 million of floating rate junior subordinated debentures, currently at a 5.45% rate, from the Royal Bank merger. The volume increase in both sub debt types and rate decrease in the subordinated notes in the first quarter of 2018 resulted in an increase in interest expense on subordinated notes and junior subordinated debentures of $773 thousand and a $288 thousand, respectively, for the three months ended March 31, 2018 as compared to the same period in 2017.

●

The tax-equivalent net interest margin was 3.94% for the three months ended March 31, 2018 as compared to 3.74% for the same period in 2017. Adjusting for the impact of the accretion of purchase accounting fair value marks, the adjusted tax-equivalent net interest margin was 3.62% and 3.63% for three months ended March 31, 2018 and 2017, respectively.

●

Noninterest income for the three months ended March 31, 2018 increased by $6.3 million, to $19.5 million, from the same period in 2017. Increases of $1.0 million, $930 thousand, $666 thousand, and $3.2 million in fees for wealth management services, insurance commissions, capital markets revenues and other operating income, respectively, were recorded. The increase in fees for wealth management services was related to the $1.42 billion increase in wealth assets under management, administration, supervision and brokerage between March 31, 2017 and March 31, 2018. The increase in insurance commissions was primarily related to the May 2017 acquisition of Hirshorn Boothby which expanded our insurance division into the City of Philadelphia. Our Capital Markets group, which began operations in the second quarter of 2017, contributed significantly to our noninterest income totals. The $3.2 million increase in other operating income was primarily related to a $2.3 million recovery of a purchase accounting fair value mark resulting from the pay off, in full, of a purchased credit impaired loan acquired in the Royal Bank merger.

●

Noninterest expense for the three months ended March 31, 2018 increased $9.4 million, to $36.0 million, from the same period in 2017. A majority of the increase was related to the additional expenses associated with the staff and facilities assumed in the Royal Bank merger. In addition, the May 2017 acquisition of Hirshorn Boothby and the formation of our Capital Markets group in the second quarter of 2017 contributed to the increase in noninterest expense. Due diligence, merger-related and merger integration expenses also experienced an increase of $3.8 million between the quarters, primarily related to the Royal Bank merger.

●

For the three months ended March 31, 2018, the Provision was $1.0 million, which was an increase of $739 thousand from the same period in 2017. Net charge-offs for the first quarter of 2018 were $893 thousand as compared to $670 thousand for the same period in 2017.

Financial Condition – March 31, 2018 Compared to December 31, 2017

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Total portfolio loans and leases of $3.31 billion as of March 31, 2018 increased by $19.9 million from December 31, 2017, an annualized increase rate of 2.4%. Increases of $18.1 million, $10.3 million, $7.9 million and $6.0 million in commercial mortgages, consumer loans, commercial and industrial loans and leases, respectively, were offset by decreases of $10.3 million, $6.8 million and $5.2 million in construction loans, home equity loans and lines and residential mortgages, respectively, between the dates.

●

The Allowance as of March 31, 2018 was $17.6 million, or 0.53% of portfolio loans and leases, as compared to $17.5 million, or 0.53% of portfolio loans and leases as of December 31, 2017. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.69% as of March 31, 2018, as compared to 0.70% as of December 31, 2017, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.50% as of March 31, 2018, as compared to 1.58% as of December 31, 2017. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

●

Available for sale investment securities as of March 31, 2018 totaled $534.1 million, a decrease of $155.1 million from December 31, 2017. The decrease in available for sale investment securities was primarily related to the maturing, in January 2018, of $200.0 million of short-term U.S. Treasury securities.

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Total assets as of March 31, 2018 were $4.30 billion, a decrease of $149.3 million from December 31, 2017. The decrease in available for sale investment securities described in the previous bullet point accounted for the majority of the decrease.

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Wealth assets under management, administration, supervision and brokerage totaled $13.15 billion as of March 31, 2018, an increase of $178.2 million from December 31, 2017. The increase in wealth assets was comprised of a $191.5 million decrease in account balances whose fees are based on market value, and a $369.7 million increase in fixed rate flat-fee account types.

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Deposits of $3.32 billion as of March 31, 2018 decreased $58.3 million from December 31, 2017. Decreases of $61.7 million and $29.6 million in noninterest-bearing and savings accounts, respectively, were partially offset by a $48.1 million increase in interest-bearing demand accounts.

●

Borrowings of $401.4 million as of March 31, 2018, which include short-term borrowings, long-term FHLB advances, subordinated notes and junior subordinated debentures, decreased $95.4 million from December 31, 2017. The decrease was comprised of a $64.1 million decrease in short-term borrowings, and a $31.4 million decrease in long-term FHLB advances.

●

The capital ratios for the Bank and the Corporation, as of March 31, 2018, as shown in the attached tables, indicate levels above the regulatory minimum to be considered “well capitalized.” Excluding the Bank’s and Corporation’s Tier I leverage ratio, all regulatory capital ratios increased from their December 31, 2017 levels primarily as a result of the increase in retained earnings. The Tier I leverage ratio, which is the ratio of Tier I capital to average quarterly assets, for both the Bank and Corporation decreased from December 31, 2017, as the assets acquired in the Royal Bank merger were present for a full quarter.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to successfully integrate acquired businesses, the possibility that integration may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

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Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$24,589	$48,367	$36,870	$30,806	$69,978
Investment securities	550,199	701,744	482,399	452,869	400,360
Loans held for sale	5,522	3,794	6,327	8,590	3,015
Portfolio loans and leases	3,305,795	3,285,858	2,677,345	2,666,651	2,555,589
Allowance for loan and lease losses ("ALLL")	(17,662)	(17,525)	(17,004)	(16,399)	(17,107)
Goodwill and other intangible assets	207,287	205,855	128,534	129,211	124,629
Total assets	4,300,376	4,449,720	3,476,821	3,438,219	3,292,617
Deposits - interest-bearing	2,452,421	2,448,954	1,923,567	1,863,288	1,865,009
Deposits - non-interest-bearing	863,118	924,844	760,614	818,475	771,556
Short-term borrowings	173,704	237,865	180,874	130,295	23,613
Long-term FHLB advances and other borrowings	107,784	139,140	134,651	164,681	174,711
Subordinated notes	98,448	98,416	29,573	29,559	29,546
Jr. subordinated debentures	21,456	21,416	-	-	-
Total liabilities	3,767,315	3,921,601	3,074,929	3,043,242	2,904,522
Total shareholders' equity	533,061	528,119	401,892	394,977	388,095

Average Balance Sheet (selected items)
Interest-bearing deposits with banks	$38,044	$43,962	$26,628	$26,266	$39,669
Investment securities	535,471	499,968	462,700	429,400	393,306
Loans held for sale	2,848	3,966	3,728	3,855	4,238
Portfolio loans and leases	3,288,364	2,801,289	2,676,589	2,611,755	2,551,439
Total interest-earning assets	3,864,727	3,349,185	3,169,645	3,071,276	2,988,652
Goodwill and intangible assets	205,529	142,652	128,917	126,537	124,884
Total assets	4,246,180	3,640,667	3,441,906	3,333,307	3,244,060
Deposits - interest-bearing	2,435,491	2,031,170	1,871,494	1,853,660	1,852,194
Short-term borrowings	172,534	180,650	182,845	98,869	47,603
Long-term FHLB advances	123,920	134,605	155,918	171,567	182,507
Subordinated notes	98,430	43,844	29,564	29,550	29,537
Jr. subordinated debentures	21,430	3,957
Total interest-bearing liabilities	2,851,805	2,394,226	2,239,821	2,153,646	2,111,841
Total liabilities	3,719,746	3,213,349	3,044,549	2,943,591	2,861,846
Total shareholders' equity	526,434	427,318	397,357	389,716	382,214

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Income Statement
Net interest income	$37,439	$30,321	$29,438	$27,965	$27,403
Provision for loan and lease losses	1,030	1,077	1,333	(83)	291
Noninterest income	19,536	15,536	15,584	14,785	13,227
Noninterest expense	36,030	31,056	28,184	28,495	26,660
Income tax expense	4,630	19,924	4,766	4,905	4,635
Net income	15,285	(6,200)	10,739	9,433	9,044
Add: Net loss attributable to noncontrolling interest	1	-	-	-	-
Net income attributable to Bryn Mawr Bank Corporation	15,286	(6,200)	10,739	9,433	9,044
Basic earnings per share	0.76	(0.35)	0.63	0.56	0.53
Diluted earnings per share	0.75	(0.35)	0.62	0.55	0.53
Net income (core) (1)	19,282	11,255	11,245	10,236	9,375
Basic earnings per share (core) (1)	0.95	0.64	0.66	0.60	0.55
Diluted earnings per share (core) (1)	0.94	0.63	0.65	0.59	0.55
Cash dividends paid per share	0.22	0.22	0.22	0.21	0.21
Profitability Indicators
Return on average assets	1.46%	-0.68%	1.24%	1.14%	1.13%
Return on average equity	11.78%	-5.75%	10.72%	9.71%	9.60%
Return on tangible equity(1)	20.20%	-8.03%	16.52%	15.06%	14.96%
Return on tangible equity (core)(1)	25.25%	16.30%	17.27%	16.28%	15.48%
Return on average assets (core)(1)	1.84%	1.23%	1.30%	1.23%	1.17%
Return on average equity (core)(1)	14.85%	10.45%	11.23%	10.53%	9.95%
Tax-equivalent net interest margin	3.94%	3.62%	3.71%	3.68%	3.74%
Efficiency ratio(1)	54.12%	58.64%	59.30%	62.16%	62.66%
Share Data
Closing share price	$43.95	$44.20	$43.80	$42.50	$39.50
Book value per common share	$26.35	$26.19	$23.57	$23.25	$22.87
Tangible book value per common share	$16.10	$15.98	$16.03	$15.64	$15.53
Price / book value	166.79%	168.74%	185.82%	182.81%	172.71%
Price / tangible book value	272.92%	276.52%	273.19%	271.69%	254.41%
Weighted average diluted shares outstanding	20,425,256	17,613,634	17,253,982	17,232,767	17,182,689
Shares outstanding, end of period	20,229,896	20,161,395	17,050,151	16,989,849	16,969,451
Wealth Management Information:

Wealth assets under mgmt, administration, supervision and brokerage (2)	$13,146,926	$12,968,738	$12,431,370	$12,050,555	$11,725,460
Fees for wealth management services	$10,308	$9,974	$9,651	$9,807	$9,303

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Capital Ratios
Bryn Mawr Trust Company
Tier I capital to risk weighted assets ("RWA") (3)	11.33%	11.10%	10.78%	10.29%	10.58%
Total capital to RWA (3)	11.85%	11.65%	11.42%	10.90%	11.25%
Tier I leverage ratio (3)	9.39%	10.76%	8.79%	8.76%	8.83%
Tangible equity ratio (1)(3)	9.19%	8.67%	8.46%	8.24%	8.46%
Common equity Tier I capital to RWA (3)	11.33%	11.10%	10.78%	10.29%	10.58%

Bryn Mawr Bank Corporation
Tier I capital to RWA (3)	10.66%	10.42%	10.50%	10.10%	10.50%
Total capital to RWA (3)	14.17%	13.92%	12.23%	11.79%	12.30%
Tier I leverage ratio (3)	8.71%	10.10%	8.53%	8.63%	8.77%
Tangible equity ratio (1)(3)	7.98%	7.61%	8.16%	8.03%	8.32%
Common equity Tier I capital to RWA (3)	10.03%	9.87%	10.50%	10.10%	10.50%

Asset Quality Indicators

Net loan and lease charge-offs ("NCO"s)	$893	$556	$728	$625	$670
Nonperforming loans and leases ("NPL"s)	$7,533	$8,579	$4,472	$7,237	$7,329
Other real estate owned ("OREO")	300	304	865	1,122	978
Total nonperforming assets ("NPA"s)	$7,833	$8,883	$5,337	$8,359	$8,307

Nonperforming loans and leases 30 or more days past due	$5,775	$6,983	$2,337	$4,076	$5,097
Performing loans and leases 30 to 89 days past due	6,547	7,958	4,558	6,258	6,077
Performing loans and leases 90 or more days past due	-	-	-	-	-
Total delinquent loans and leases	$12,322	$14,941	$6,895	$10,334	$11,174

Delinquent loans and leases to total loans and leases	0.37%	0.45%	0.26%	0.39%	0.44%
Delinquent performing loans and leases to total loans and leases	0.20%	0.24%	0.17%	0.23%	0.24%
NCOs / average loans and leases (annualized)	0.11%	0.08%	0.11%	0.10%	0.11%
NPLs / total portfolio loans and leases	0.23%	0.26%	0.17%	0.27%	0.29%
NPAs / total loans and leases and OREO	0.24%	0.27%	0.20%	0.31%	0.32%
NPAs / total assets	0.18%	0.20%	0.15%	0.24%	0.25%
ALLL / NPLs	234.46%	204.28%	380.23%	226.60%	233.42%
ALLL / portfolio loans	0.53%	0.53%	0.64%	0.61%	0.67%
ALLL on originated loans and leases / Originated loans and leases (1)	0.69%	0.70%	0.70%	0.68%	0.75%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (1)	1.50%	1.58%	1.01%	1.03%	1.12%

Troubled debt restructurings ("TDR"s) included in NPLs	$1,125	$3,289	$2,033	$2,470	$2,681
TDRs in compliance with modified terms	5,235	5,800	6,597	6,148	6,492
Total TDRs	$6,360	$9,089	$8,630	$8,618	$9,173

(1)Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2)Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(3)Capital Ratios for the current quarter are to be considered preliminary until the Call Reports are filed.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Assets
Cash and due from banks	$7,804	$11,657	$8,682	$19,352	$17,457
Interest-bearing deposits with banks	24,589	48,367	36,870	30,806	69,978
Cash and cash equivalents	32,393	60,024	45,552	50,158	87,435
Investment securities, available for sale	534,103	689,202	471,721	443,687	391,028
Investment securities, held to maturity	7,885	7,932	6,255	5,161	5,194
Investment securities, trading	8,211	4,610	4,423	4,021	4,138
Loans held for sale	5,522	3,794	6,327	8,590	3,015
Portfolio loans and leases, originated	2,564,825	2,487,296	2,433,054	2,409,964	2,286,814
Portfolio loans and leases, acquired	740,970	798,562	244,291	256,687	268,775
Total portfolio loans and leases	3,305,795	3,285,858	2,677,345	2,666,651	2,555,589
Less: Allowance for losses on originated loan and leases	(17,570)	(17,475)	(16,957)	(16,374)	(17,069)
Less: Allowance for losses on acquired loan and leases	(92)	(50)	(47)	(25)	(38)
Total allowance for loan and lease losses	(17,662)	(17,525)	(17,004)	(16,399)	(17,107)
Net portfolio loans and leases	3,288,133	3,268,333	2,660,341	2,650,252	2,538,482
Premises and equipment	54,986	54,458	44,544	44,446	40,515
Accrued interest receivable	12,521	14,246	9,287	8,717	8,392
Mortgage servicing rights	5,706	5,861	5,732	5,683	5,686
Bank owned life insurance	56,946	56,667	39,881	39,680	39,479
Federal Home Loan Bank ("FHLB") stock	15,499	20,083	16,248	15,168	8,505
Goodwill	182,200	179,889	107,127	107,127	104,765
Intangible assets	25,087	25,966	21,407	22,084	19,864
Other investments	11,720	12,470	8,941	8,682	8,716
Other assets	59,464	46,185	29,035	24,763	27,403
Total assets	$4,300,376	$4,449,720	$3,476,821	$3,438,219	$3,292,617

Liabilities
Deposits
Noninterest-bearing	$863,118	$924,844	$760,614	$818,475	$771,556
Interest-bearing	2,452,421	2,448,954	1,923,567	1,863,288	1,865,009
Total deposits	3,315,539	3,373,798	2,684,181	2,681,763	2,636,565
Short-term borrowings	173,704	237,865	180,874	130,295	23,613
Long-term FHLB advances	107,784	139,140	134,651	164,681	174,711
Subordinated notes	98,448	98,416	29,573	29,559	29,546
Jr. subordinated debentures	21,456	21,416	-	-	-
Accrued interest payable	4,814	3,527	2,267	2,830	2,722
Other liabilities	45,570	47,439	43,383	34,114	37,365
Total liabilities	3,767,315	3,921,601	3,074,929	3,043,242	2,904,522

Shareholders' equity
Common stock	24,439	24,360	21,248	21,162	21,141
Paid-in capital in excess of par value	371,319	371,486	235,412	234,654	233,910
Less: common stock held in treasury, at cost	(68,787)	(68,179)	(68,134)	(67,091)	(66,969)
Accumulated other comprehensive (loss) income, net of tax	(9,664)	(4,414)	(1,400)	(1,564)	(1,990)
Retained earnings	216,438	205,549	214,766	207,816	202,003
Total Bryn Mawr Bank Corporation shareholders' equity	533,745	528,802	401,892	394,977	388,095
Noncontrolling interest	(684)	(683)	-	-	-
Total shareholders' equity	533,061	528,119	401,892	394,977	388,095
Total liabilities and shareholders' equity	$4,300,376	$4,449,720	$3,476,821	$3,438,219	$3,292,617

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Commercial mortgages	$1,541,457	$1,523,376	$1,224,571	$1,197,936	$1,137,870
Home equity loans and lines	211,469	218,275	206,974	208,480	203,962
Residential mortgages	453,655	458,886	422,524	416,488	418,264
Construction	202,168	212,454	133,505	156,581	145,699
Total real estate loans	2,408,749	2,412,991	1,987,574	1,979,485	1,905,795
Commercial & Industrial	727,231	719,312	597,595	599,203	567,917
Consumer	48,423	38,153	31,306	28,485	23,932
Leases	121,392	115,401	60,870	59,478	57,945
Total non-real estate loans and leases	897,046	872,866	689,771	687,166	649,794
Total portfolio loans and leases	$3,305,795	$3,285,857	$2,677,345	$2,666,651	$2,555,589

	Nonperforming Loans and Leases as of
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Commercial mortgages	$138	$872	$193	$818	$315
Home equity loans and lines	1,949	1,481	613	1,535	1,828
Residential mortgages	2,603	4,417	1,589	2,589	2,640
Construction	-	-	-	-	-
Total nonperforming real estate loans	4,690	6,770	2,395	4,942	4,783
Commercial & Industrial	2,499	1,706	1,977	2,112	2,471
Consumer	-	-	-	10	-
Leases	344	103	100	173	75
Total nonperforming non-real estate loans and leases	2,843	1,809	2,077	2,295	2,546
Total nonperforming portfolio loans and leases	$7,533	$8,579	$4,472	$7,237	$7,329

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Commercial mortgage	$(3)	$51	$(3)	$(3)	$(3)
Home equity loans and lines	25	(5)	69	169	438
Residential	-	88	3	43	27
Construction	(1)	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	21	133	68	208	461
Commercial & Industrial	283	125	298	185	59
Consumer	48	55	36	16	39
Leases	541	243	326	216	111
Total net charge-offs of non-real estate loans and leases	872	423	660	417	209
Total net charge-offs	$893	$556	$728	$625	$670

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
U.S. Treasury securities	$100	$200,088	$100	$100	$100
Obligations of the U.S. Government and agencies	175,107	151,044	142,711	126,468	100,476
State & political subdivisions - tax-free	19,746	21,138	23,556	26,958	30,416
State & political subdivisions - taxable	171	172	524	524	524
Mortgage-backed securities	303,902	274,990	260,680	230,617	197,420
Collateralized mortgage obligations	33,980	36,662	39,595	42,549	45,476
Other debt securities	1,097	1,599	1,100	1,099	1,299
Bond mutual funds	-	-	-	11,956	11,920
Other investments	-	3,509	3,455	3,416	3,397
Total investment securities available for sale, at fair value	$534,103	$689,202	$471,721	$443,687	$391,028

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
U.S. Treasury securities	$-	$11	$-	$-	$-
Obligations of the U.S. Government and agencies	(3,756)	(1,984)	(920)	(699)	(803)
State & political subdivisions - tax-free	(74)	(42)	23	11	(10)
State & political subdivisions - taxable	(1)	-	1	1	1
Mortgage-backed securities	(5,169)	(968)	869	480	196
Collateralized mortgage obligations	(1,322)	(934)	(640)	(662)	(777)
Other debt securities	(3)	(1)	-	(1)	(1)
Bond mutual funds	-	-	-	-	(36)
Other investments	-	296	230	203	132
Total unrealized (losses) gains on investment securities available for sale	$(10,325)	$(3,622)	$(437)	$(667)	$(1,298)

	Deposits
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest-bearing deposits:
Interest-bearing demand	$529,478	$481,336	$395,383	$381,345	$395,131
Money market	856,072	862,639	720,613	729,859	757,071
Savings	308,925	338,572	264,273	254,903	255,791
Retail time deposits	523,138	532,202	316,068	321,982	319,381
Wholesale non-maturity deposits	63,449	62,276	48,620	54,675	69,471
Wholesale time deposits	171,359	171,929	178,610	120,524	68,164
Total interest-bearing deposits	2,452,421	2,448,954	1,923,567	1,863,288	1,865,009
Noninterest-bearing deposits	863,118	924,844	760,614	818,475	771,556
Total deposits	$3,315,539	$3,373,798	$2,684,181	$2,681,763	$2,636,565

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest income:
Interest and fees on loans and leases	$40,689	$32,245	$30,892	$29,143	$28,482
Interest on cash and cash equivalents	53	37	36	35	66
Interest on investment securities	2,792	2,516	2,270	2,059	1,778
Total interest income	43,534	34,798	33,198	31,237	30,326
Interest expense:
Interest on deposits	3,472	2,739	2,198	1,983	1,828
Interest on short-term borrowings	630	579	547	237	27
Interest on FHLB advances and other borrowings	562	595	645	682	698
Interest on jr. subordinated debentures	288	46	-	-	-
Interest on subordinated notes	1,143	518	370	370	370
Total interest expense	6,095	4,477	3,760	3,272	2,923
Net interest income	37,439	30,321	29,438	27,965	27,403
Provision for loan and lease losses (the "Provision")	1,030	1,077	1,333	(83)	291
Net interest income after Provision	36,409	29,244	28,105	28,048	27,112
Noninterest income:
Fees for wealth management services	10,308	9,974	9,651	9,807	9,303
Insurance revenue	1,693	1,510	1,373	943	763
Capital markets revenue	666	600	843	953	-
Service charges on deposits	713	655	676	630	647
Loan servicing and other fees	686	536	548	519	503
Net gain on sale of loans	518	493	799	520	629
Net gain on sale of investment securities available for sale	7	28	72	-	1
Net gain (loss) on sale of other real estate owned	176	(92)	-	(12)	-
Dividends on FHLB and FRB stocks	431	290	217	218	214
Other operating income	4,338	1,542	1,405	1,207	1,167
Total noninterest income	19,536	15,536	15,584	14,785	13,227
Noninterest expense:
Salaries and wages	15,982	13,619	13,602	13,580	12,450
Employee benefits	3,708	2,717	2,560	2,404	2,489
Occupancy and bank premises	3,050	2,648	2,485	2,247	2,526
Furniture, fixtures and equipment	1,898	1,816	1,726	1,869	1,974
Advertising	461	386	277	405	386
Amortization of intangible assets	879	677	677	687	693
(Recovery) impairment of mortgage servicing rights ("MSRs")	(50)	(94)	3	43	3
Due diligence, merger-related and merger integration expenses	4,319	3,507	850	1,236	511
Professional fees	748	769	739	1,049	711
Pennsylvania bank shares tax	473	16	317	297	664
Information technology	1,195	1,006	880	821	874
Other operating expenses	3,367	3,989	4,068	3,857	3,379
Total noninterest expense	36,030	31,056	28,184	28,495	26,660
Income before income taxes	19,915	13,724	15,505	14,338	13,679
Income tax expense	4,630	19,924	4,766	4,905	4,635
Net income	$15,285	$(6,200)	$10,739	$9,433	$9,044
Add: Net loss attributable to noncontrolling interest	1	-	-	-	-
Net income attributable to Bryn Mawr Bank Corporation	$15,286	$(6,200)	$10,739	$9,433	$9,044

Per share data:
Weighted average shares outstanding	20,202,969	17,632,697	17,023,046	16,984,563	16,954,132
Dilutive common shares	222,287	-	230,936	248,204	228,557
Weighted average diluted shares	20,425,256	17,613,634	17,253,982	17,232,767	17,182,689
Basic earnings (loss) per common share	$0.76	$(0.35)	$0.63	$0.56	$0.53
Diluted earnings (loss) per common share	$0.75	$(0.35)	$0.62	$0.55	$0.53
Dividend declared per share	$0.22	$0.22	$0.22	$0.21	$0.21
Effective tax rate	23.25%	145.18%	30.74%	34.21%	33.88%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For The Three Months Ended
	March 31, 2018			December 31, 2017			September 30, 2017			June 30, 2017			March 31, 2017
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$38,044	$53	0.56%	$43,962	$37	0.33%	$26,628	$36	0.54%	$26,266	$35	0.53%	$39,669	$66	0.67%
Investment securities - available for sale:
Taxable	498,718	2,675	2.18%	465,393	2,394	2.04%	427,106	2,160	2.01%	391,112	1,940	1.99%	354,229	1,653	1.89%
Tax-exempt	20,501	100	1.98%	22,640	127	2.23%	25,268	134	2.10%	28,970	150	2.08%	31,485	164	2.11%
Total investment securities - available for sale	519,219	2,775	2.17%	488,033	2,521	2.05%	452,374	2,294	2.01%	420,082	2,090	2.00%	385,714	1,817	1.91%

Investment securities - held to maturity	7,913	12	0.62%	7,510	11	0.58%	6,044	11	0.72%	5,181	5	0.39%	3,702	7	0.77%
Investment securities - trading	8,339	21	1.02%	4,425	25	2.24%	4,282	8	0.74%	4,137	13	1.26%	3,890	8	0.83%

Loans and leases *	3,291,212	40,754	5.02%	2,805,255	32,403	4.58%	2,680,317	31,058	4.60%	2,615,610	29,309	4.49%	2,555,677	28,622	4.54%

Total interest-earning assets	3,864,727	43,615	4.58%	3,349,185	34,997	4.15%	3,169,645	33,407	4.18%	3,071,276	31,452	4.11%	2,988,652	30,520	4.14%

Cash and due from banks	10,698			6,855			15,709			15,727			14,942
Less: allowance for loan and lease losses	(17,628)			(17,046)			(16,564)			(17,549)			(17,580)
Other assets	388,383			301,673			273,116			263,853			258,046

Total assets	$4,246,180			$3,640,667			$3,441,906			$3,333,307			$3,244,060

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,676,733	$1,479	0.36%	$1,410,461	$897	0.25%	$1,359,293	$823	0.24%	$1,375,949	$813	0.24%	$1,388,561	$756	0.22%
Wholesale deposits	231,289	733	1.29%	262,643	822	1.24%	190,849	548	1.14%	154,424	378	0.98%	143,461	317	0.90%
Retail time deposits	527,469	1,260	0.97%	358,066	1,020	1.13%	321,352	827	1.02%	323,287	792	0.98%	320,172	755	0.96%
Total interest-bearing deposits	2,435,491	3,472	0.58%	2,031,170	2,739	0.53%	1,871,494	2,198	0.47%	1,853,660	1,983	0.43%	1,852,194	1,828	0.40%

Borrowings:
Short-term borrowings	172,534	630	1.48%	180,650	579	1.27%	182,845	547	1.19%	98,869	237	0.96%	47,603	27	0.23%
Long-term FHLB advances	123,920	562	1.84%	134,605	595	1.75%	155,918	645	1.64%	171,567	682	1.59%	182,507	698	1.55%
Jr. subordinated debt	21,430	288	5.45%	3,957	46	4.61%	-	-		-	-		-	-
Subordinated notes	98,430	1,143	4.71%	43,844	518	4.69%	29,564	370	4.97%	29,550	370	5.02%	29,537	370	5.08%
Total borrowings	416,314	2,623	2.56%	363,056	1,738	1.90%	368,327	1,562	1.68%	299,986	1,289	1.72%	259,647	1,095	1.71%

Total interest-bearing liabilities	2,851,805	6,095	0.87%	2,394,226	4,477	0.74%	2,239,821	3,760	0.67%	2,153,646	3,272	0.61%	2,111,841	2,923	0.56%

Noninterest-bearing deposits	835,476			771,519			764,562			755,597			711,794
Other liabilities	32,465			47,604			40,166			34,348			38,211
Total noninterest-bearing liabilities	867,941			819,123			804,728			789,945			750,005

Total liabilities	3,719,746			3,213,349			3,044,549			2,943,591			2,861,846

Shareholders' equity	526,434			427,318			397,357			389,716			382,214

Total liabilities and shareholders' equity	$4,246,180			$3,640,667			$3,441,906			$3,333,307			$3,244,060

Net interest spread			3.71%			3.41%			3.51%			3.50%			3.58%
Effect of noninterest-bearing sources			0.23%			0.21%			0.20%			0.18%			0.16%

Tax-equivalent net interest margin		$37,520	3.94%		$30,520	3.62%		$29,647	3.71%		$28,180	3.68%		$27,597	3.74%

Tax-equivalent adjustment		$81	0.01%		$199	0.02%		$209	0.03%		$215	0.03%		$194	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
	Interest	Increase (Decrease)	Effect on Yield or Rate	Increase (Decrease)	Effect on Yield or Rate	Increase (Decrease)	Effect on Yield or Rate	Increase (Decrease)	Effect on Yield or Rate	Increase (Decrease)	Effect on Yield or Rate
Loans and leases	Income	$2,702	0.33%	$276	0.04%	$708	0.10%	$402	0.06%	$726	0.12%
Retail time deposits	Expense	(380)	-0.29%	(13)	-0.01%	(15)	-0.02%	(18)	-0.02%	(19)	-0.02%
Long-term FHLB advances and other borrowings	Expense	15	0.05%	(31)	-0.09%	(30)	-0.08%	(30)	-0.07%	(30)	-0.07%
Jr. subordinated debt	Expense	40	0.76%	-	0.00%	-	0.00%	-	0.00%	-	0.00%
Net interest income from fair value marks		$3,027		$320		$753		$450		$775
Purchase accounting effect on tax-equivalent margin			0.32%		0.04%		0.09%		0.06%		0.11%
* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Reconciliation of Net Income to Net Income (core):
Net income (a GAAP measure)	$15,286	$(6,200)	$10,739	$9,433	$9,044
Less: Tax-effected non-core noninterest income:
(Gain) loss on sale of investment securities available for sale	(6)	(18)	(47)	-	(1)
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	3,412	2,280	553	803	332
Add: Federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation.	590	15,193	-	-	-
Net income (core) (a non-GAAP measure)	$19,282	$11,255	$11,245	$10,236	$9,375

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	20,202,969	17,632,697	17,023,046	16,984,563	16,954,132
Dilutive common shares	222,287	211,975	230,936	248,204	228,557
Weighted average diluted shares	20,425,256	17,844,672	17,253,982	17,232,767	17,182,689
Basic earnings per common share (core) (a non-GAAP measure)	$0.95	$0.64	$0.66	$0.60	$0.55
Diluted earnings per common share (core) (a non-GAAP measure)	$0.94	$0.63	$0.65	$0.59	$0.55

Calculation of Return on Average Tangible Equity:
Net income (loss)	$15,286	$(6,200)	$10,739	$9,433	$9,044
Add: Tax-effected amortization and impairment of intangible assets	694	440	440	447	450
Net tangible income (numerator)	$15,980	$(5,760)	$11,179	$9,880	$9,494

Average shareholders' equity	$526,434	$427,318	$397,357	$389,716	$382,214
Less: Average goodwill and intangible assets	(205,529)	(142,652)	(128,917)	(126,537)	(124,884)
Net average tangible equity (denominator)	$320,905	$284,666	$268,440	$263,179	$257,330

Return on tangible equity (a non-GAAP measure)	20.20%	-8.03%	16.52%	15.06%	14.96%

Calculation of Return on Average Tangible Equity (core):
Net income (core) (a non-GAAP measure)	$19,282	$11,255	$11,245	$10,236	$9,375
Add: Tax-effected amortization and impairment of intangible assets	694	440	440	447	450
Net tangible income (core) (numerator)	$19,976	$11,695	$11,685	$10,683	$9,825

Average shareholders' equity	$526,434	$427,318	$397,357	$389,716	$382,214
Less: Average goodwill and intangible assets	(205,529)	(142,652)	(128,917)	(126,537)	(124,884)
Net average tangible equity (denominator)	$320,905	$284,666	$268,440	$263,179	$257,330

Return on tangible equity (core) (a non-GAAP measure)	25.25%	16.30%	17.27%	16.28%	15.48%

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Calculation of Tangible Equity Ratio:
Total shareholders' equity	$533,061	$528,119	$401,892	$394,977	$388,095
Less: Goodwill and intangible assets	(207,287)	(205,855)	(128,534)	(129,211)	(124,629)
Net tangible equity (numerator)	$325,774	$322,264	$273,358	$265,766	$263,466

Total assets	$4,300,376	$4,449,720	$3,476,821	$3,438,219	$3,292,617
Less: Goodwill and intangible assets	(207,287)	(205,855)	(128,534)	(129,211)	(124,629)
Tangible assets (denominator)	$4,093,089	$4,243,865	$3,348,287	$3,309,008	$3,167,988

Tangible equity ratio	7.96%	7.59%	8.16%	8.03%	8.32%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	1.46%	-0.68%	1.18%	1.09%	1.10%
Effect of adjustment to GAAP net income to core net income	0.38%	1.90%	0.04%	0.11%	0.04%
Return on average assets (core)	1.84%	1.23%	1.23%	1.19%	1.14%

Calculation of Return on Average Equity (core)
Return on average equity (GAAP)	11.78%	-5.76%	10.72%	9.60%	9.39%
Effect of adjustment to GAAP net income to core net income	3.08%	16.21%	0.51%	0.93%	0.56%
Return on average equity (core)	14.85%	10.45%	11.23%	10.53%	9.95%

Calculation of Efficiency Ratio:
Noninterest expense	$36,030	$31,056	$28,184	$28,495	$26,660
Less: certain noninterest expense items*:
Amortization of intangibles	(879)	(677)	(677)	(687)	(693)
Due diligence, merger-related and merger integration expenses	(4,319)	(3,507)	(850)	(1,236)	(511)
Noninterest expense (adjusted) (numerator)	$30,832	$26,872	$26,657	$26,572	$25,456

Noninterest income	$19,536	$15,536	$15,584	$14,785	$13,227
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	(8)	(28)	(72)	-	(2)
Noninterest income (core)	$19,528	$15,508	$15,512	$14,785	$13,225
Net interest income	37,439	30,321	29,438	27,965	27,403
Noninterest income (core) and net interest income (denominator)	$56,967	$45,829	$44,950	$42,750	$40,628

Efficiency ratio	54.12%	58.64%	59.30%	62.16%	62.66%

* In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$17,662	$17,525	$17,004	$16,399	$17,107
Less: Allowance on acquired loans	92	50	47	25	38
Allowance on originated loans and leases	$17,570	$17,475	$16,957	$16,374	$17,069

Total Allowance	$17,662	$17,525	$17,004	$16,399	$17,107
Loan mark on acquired loans	32,260	34,790	10,223	11,084	11,544
Total Allowance + Loan mark	$49,922	$52,315	$27,227	$27,483	$28,651

Total Portfolio loans and leases	$3,305,795	$3,285,858	$2,677,345	$2,666,651	$2,555,589
Less: Originated loans and leases	2,564,825	2,487,296	2,433,054	2,409,964	2,286,814
Net acquired loans	$740,970	$798,562	$244,291	$256,687	$268,775
Add: Loan mark on acquired loans	32,260	34,790	10,223	11,084	11,544
Gross acquired loans (excludes loan mark)	$773,230	$833,352	$254,514	$267,771	$280,319
Originated loans and leases	2,564,825	2,487,296	2,433,054	2,409,964	2,286,814
Total Gross portfolio loans and leases	$3,338,055	$3,320,648	$2,687,568	$2,677,735	$2,567,133